ESCROW AGREEMENT WITH NATCO

PROCEEDS ESCROW AGREEMENT

THIS AGREEMENT, made _______________, 2003, between, THE NEVADA AGENCY
AND TRUST COMPANY, transfer agent, hereinafter called "Escrow Agent;" and HIGHLAND
CLAN CREATIONS CORP., a Nevada corporation, with principal offices at Suite 219, 10654
Whyte Avenue, Edmonton, Alberta, Canada T6E 2A7, hereinafter called the "Company"; and
such other person, firms, or corporations as shall become parties hereto in the manner provided herein, hereinafter called the "Subscribers."

W I T N E S S E T H:

WHEREAS, the Company proposes to offer (the "Offering") to the public, 1,900,000 shares of common stock (the "Shares") pursuant to a registration statement filed with the Securities and
Exchange Commission (the "SEC") on Form SB-2;

WHEREAS, the Company intends to sell the Shares through its officer and director on or before
180 days from the date the SEC declares the SB-2 registration statement effective on an all or none basis;

WHEREAS, the Company desires to provide for the safekeeping of the various subscription agreements that the Company has determined to accept ("Subscription Agreements") and accompanying funds ("Escrow Funds") until a minimum of 533,333 shares are sold or until the
Escrow Agent is required to pay and return such funds to the Subscribers as hereinafter provided;
and

WHEREAS, the Escrow Agent has consented to act as escrow depository and to receive and hold the several Subscription Agreements, and the Escrow Funds, in escrow for the Company and the various Subscribers, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, IT IS HEREBY AGREED by and between the parties as follows:

1. FUNDS TO BE PLACED IN ESCROW: All Escrow Funds to be received by the Company shall be paid to the Escrow Agent who shall maintain the Escrow Funds, without any interest thereon, in a separate and distinct escrow account.

2. SUBSCRIBERS: The Company shall cause to be delivered to the Escrow Agent a signed copy of each Subscription Agreement, which shall contain, among other things, the name and address of each Subscriber thereto, the date and amount subscribed, and the amount paid. Each
Subscriber shall become a party to this Escrow Agreement and shall be bound by the terms hereof (in like manner as if such Subscriber has duly executed the same) upon signing the
Subscription Agreement and paying or causing to be paid the total subscription price for the
Shares identified in the Subscription Agreement, and having the Subscription Agreement delivered to the Escrow Agent by the Company. All funds so deposited shall remain the property of the Subscriber and shall not be subject to any liens or charges by the Escrow Agent, or judgments or creditors or claims against the Company until released by the Escrow Agent as provided herein.

3. SUBSCRIBERS' ACCOUNTS: The Escrow Agent shall maintain a separate account with each Subscriber and credit thereto the amounts received and collected by the Escrow Agent from or for or the account of such Subscriber pursuant to the provisions of the Subscription
Agreement executed by such Subscriber. The Escrow Agent shall keep accurate books and records of all transactions hereunder. The Company shall have access to such books and records at all reasonable times.

4. RELEASE OF FUNDS: Upon receipt by the Escrow Agent of subscriptions for 533,333 shares, the Escrow Agent shall forthwith notify in writing the Company and, thereafter, upon all funds being deemed "good funds" as determined by the Escrow Agent and demand of the
Company, the Escrow Agent shall pay over to the Company all funds in the escrow account and
$1,500 as the fee due the Nevada Agency and Trust Company for acting as Escrow Agent, together with all related Subscription Agreements. If subscriptions for the Shares have not been received prior to the Termination Date, then the Escrow Agent shall refund to each Subscriber at the address appearing on the Subscription Agreement, or at such other address as shall be provided to the Escrow Agent by the Subscriber in writing, all sums paid by him pursuant to the subscription, without interest or deductions of any kind. Unless otherwise notified in writing, the
Escrow Agent may conclusively consider the address appearing on the Subscription Agreement as the correct address of each Subscriber.

5. TERMINATION: This escrow and the obligations of the Escrow Agent hereunder shall cease upon the occurrence of any of the following events:

(a) the authorized payment by the Escrow Agent to the Company of all of the Escrow
Funds without interest, less amounts due the Nevada Agency and Trust Company and the delivery to the Company of all related Subscription Agreements; or

(b) the return to each Subscriber of funds deposited in escrow by such Subscriber upon the Termination Date, if the Shares have not been fully subscribed for, or upon such earlier date on which the Escrow Agent has received notice from the Company that the
Offering has been abandoned.

6. ESCROW AGENT'S LIABILITY: The Escrow Agent's obligations and duties in connection herewith are confined to those specifically enumerated in this Escrow Agreement. The Escrow
Agent shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness or validity of any instruments deposited with it or with reference to the form of execution thereof, or the identity, authority or rights of any person executing or depositing same, and the Escrow Agent shall not be liable for any loss that may occur by reason of forgery, false representation or the exercise of its discretion in any particular manner or for any other reasons, except for its own negligence or willful misconduct. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any Shares or Subscription Agreements or to pay or transfer any monies hereunder, unless the same have first been received by the Escrow Agent pursuant to the provisions of this Escrow Agreement. The Escrow Agent shall use reasonable diligence in the performance of its obligations hereunder, but shall not be liable for the default or misconduct of any agent or attorney appointed by it who is selected with reasonable care. The
Escrow Agent shall be fully protected with respect to any action taken or suffered under this
Escrow Agreement in good faith by it. The Escrow Agent shall not be bound or in any way affected by any Notice of any modification, cancellation, abrogation, or rescission of this Escrow
Agreement, or of any fact or circumstance affecting or alleged to affect the rights or liabilities of the parties hereto other than as in this Escrow Agreement set forth, or affecting or alleged to affect the rights or liabilities of any other persons, unless signified to it in a writing, delivered to it, signed by all parties to this Escrow Agreement, and by all such other persons; nor, in the case of a modification, unless such modification shall be satisfactory to the Escrow Agent.

7. ESCROW AGENT'S FEE: The fee of the Escrow Agent is $1,500. The fee agreed upon for services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; however, in the event that the conditions of this
Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Escrow Agreement, or the subject matter hereof, the Escrow
Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys' fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company only.

IN WITNESS WHEREOF, the parties listed below have caused this Escrow Agreement to be executed as of the day and year first above written.

Escrow Agent

_____________________________
The Nevada Agency and Trust Company

Company

Highland Clan Creations Corp.

Per: ___________________________
Brett McMullin, President